Exhibit 10-c(i)

        Termination Under EPR.  In determining whether an Eligible Employee's termination of employment under the Enhanced Pension and Retirement Program ("EPR") is a Retirement for purposes of this Plan, five years shall be added to each of age and net credited service ("NCS").  If with such additional age and years of service, (1) an Eligible Employee upon such termination of employment under EPR is Retirement
        Eligible according to the SBC Supplemental Retirement Income Plan ("SRIP") or (2) the Eligible
        Employee upon such termination of employment under EPR has attained one of the following combinations of age and service,

        Actual NCS + 5 Years                Actual Age + 5 Years

        10 years or more                    65 or older
        20 years or more                    55 or older
        25 years or more                    50 or older
        30 years or more                    Any age

        then such termination of employment shall be a Retirement for all purposes under this Plan and the
        Eligible Employee shall be entitled to the treatment under this Plan afforded in the case of a termination of employment which is a Retirement.